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                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

                               ----------------


To the Board of Directors and Stockholders of American Maize-Products Company:

We consent to the incorporation by reference in this registration statement of American Maize-Products Company on Form S-3 of our report dated February 22, 1994, on our audits of the consolidated financial statements and financial statement schedules of American Maize-Products Company as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in the 1993 Annual Report on Form 10-K of American Maize-Products Company filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference to our Firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
February 28, 1995